Exhibit 24.1

TESARO, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Officers and Directors of TESARO, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Leon O. Moulder, Jr. and Richard J. Rodgers, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under the TESARO, Inc. Employee Stock Purchase Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.	Chief Executive Officer, Director (Principal Executive Officer)	July 27, 2012

/s/ Mary Lynne Hedley, Ph.D.
Mary Lynne Hedley, Ph.D.	President, Chief Scientific Officer and Director	July 27, 2012

/s/ Richard J. Rodgers
Richard J. Rodgers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 27, 2012

/s/ David M. Mott
David M. Mott	Chairman of the Board of Directors	July 27, 2012

/s/ Arnold L. Oronsky, Ph.D
Arnold L. Oronsky, Ph.D.	Director	July 27, 2012

/s/ Paul Walker
Paul Walker	Director	July 27, 2012

/s/ Beth Seidenberg, M.D.
Beth Seidenberg, M.D.	Director	July 27, 2012

/s/ Larry Alleva
Larry Alleva	Director	July 27, 2012